SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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OPTi Inc.

(Name of Registrant as Specified In Its Charter)

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OPTi Inc.

880 Maude Avenue, Suite A

Mountain View, California 94043

August 1, 2005

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of OPTi Inc. (“OPTi”) which will be held on August 30, 2005, at 10:00 am., Pacific Time, at the offices of Heller Ehrman White & McAuliffe LLP, at 275 Middlefield Road, Menlo Park, California 94025.

At the Annual Meeting, you will be asked to vote on the following proposals:

1.    Elect four members to the Board of Directors.    These directors will serve until the earlier of OPTi’s next annual meeting or the appointment of their successors.

2.    Ratify the appointment of Ernst & Young LLP as independent auditors of OPTi for the fiscal year ending March 31, 2006.

You may also be asked to vote on any other business as may properly come before the meeting or any postponement or adjournment thereof. As of the date hereof, OPTi is unaware of any such additional business.

The foregoing items of business are more fully described in the enclosed Proxy Statement. The formal Notice of Meeting, the proxy card and a copy of the Annual Report to Shareholders describing OPTi’s operations for the year ended March 31, 2005 is also enclosed. Whether or not you plan to attend the meeting, it is important that you sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

Very truly yours,

OPTi Inc.

/s/    MICHAEL MAZZONI

Michael Mazzoni

Secretary

OPTi Inc.

Notice of Annual Meeting of Shareholders

To Be Held On August 30, 2005

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of OPTi Inc., a California corporation (“OPTi” or the “Company”), will be held on August 30, 2005 at 10:00 a.m., Pacific Time, at the offices of Heller Ehrman White & McAuliffe LLP, at 275 Middlefield Road, Menlo Park, California 94025 for the following purposes:

1.    To elect four directors who will serve until the earlier of OPTi’s next annual meeting or the appointment of their successors (Proposal No. 1);

2.    To ratify the appointment of Ernst & Young LLP as independent auditors of OPTi for the fiscal year ending March 31, 2006 (Proposal No. 2); and

3.    To transact such other business as may properly come before the meeting or any postponement or adjournment thereof. As of the date of this notice, OPTi is unaware of any such other business.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on July 22, 2005 are entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.

Sincerely,

/s/    MICHAEL MAZZONI

Michael Mazzoni

Secretary

Mountain View, California

August 1, 2005

IMPORTANT: All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy card.

OPTi Inc.

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 30, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of OPTi Inc. (“OPTi” or the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on August 30, 2005 at 10:00 a.m., Pacific Time, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of Heller Ehrman White & McAuliffe LLP at 275 Middlefield Road, Menlo Park, California 94025. The telephone number at that location is (650) 324-7000.

These proxy solicitation materials were mailed on or about August 1, 2005 to all shareholders entitled to vote at the meeting.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to (i) elect four directors to serve until the earlier of OPTi’s next annual meeting; or the appointing of their successors; (ii) ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year ending March 31, 2006; and (iii) transact such other business as may properly come before the Annual Meeting and at any and all postponements or adjournments thereof.

Annual Meeting Record Date and Share Ownership

Only shareholders of record at the close of business on July 22, 2005 (the “Annual Meeting Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. On the Annual Meeting Record Date, 11,633,903 shares of the Company’s common stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see “OTHER INFORMATION—Security Ownership of Certain Beneficial Owners and Management.” The closing price of the Company’s common stock on the Nasdaq National Market on the Annual Meeting Record Date was $1.66 per share.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Michael Mazzoni, Secretary of the Company at its principal executive offices, 880 Maude Avenue, Suite A, Mountain View, California 94043, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Voting and Solicitation

Every shareholder voting in the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder deems fit, provided that votes cannot be cast for more than four (4) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. On all other matters, each share has one (1) vote.

Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company’s nominees as a director and (ii) FOR ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal year ending March 31, 2006. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote the shares they represent as the Board of Directors may recommend.

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the Annual Meeting Record Date. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Annual Meeting (the “Votes Cast”) with respect to such matter.

The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business.

With respect to the election of directors, the four persons receiving the greatest number of votes will be elected to the Board. With respect to other proposals, abstentions are counted against a proposal for purposes of determining whether or not a proposal is approved, whereas broker non-votes are not counted for the purpose of determining whether a proposal has been approved.

Deadline for Receipt of Shareholder Proposals

OPTi currently expects that its next Annual Meeting of Shareholders will be held during the last week of August, 2006. Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Annual Meeting of Shareholders to be held in 2006 must be received by the Company no later than May 2, 2006 in order to have them included in the proxy statement and form of proxy relating to that meeting.

In addition, proposals of the Company’s shareholders that such shareholders intend to present at the Company’s 2006 Annual Meeting, but not include in the Company’s Proxy Statement and form of Proxy relating to the 2006 Annual Meeting (a “Non-Rule 14a-8 Proposal”), must be received by the Company at the Company’s offices no later than July 1, 2006 and no earlier than May 3, 2006. In the event that the Company does not receive timely notice with respect to a Non-Rule 14a-8 Proposal, management of the Company would use its discretionary authority to vote the shares it represents as the Board of Directors may recommend.

Fiscal Year End

The “Last Fiscal Year” refers to the twelve months ended March 31, 2005.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Directors and Nominees for Directors

A board of four directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s four nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the earlier of our next Annual Meeting of Shareholders or a successor has been duly elected and qualified.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES.

BOARD OF DIRECTORS AND NOMINEE BIOGRAPHICAL INFORMATION

The names of the nominees, each of whom is currently a director of the Company, and certain information about them is set forth below, including information furnished by them as to their principal occupations for the last five (5) years and their ages as of the Annual Meeting Record Date.

Name of Nominee	Age	Position with the Company	Since
Bernard T. Marren	69	President, Chief Executive Officer and Chairman of the Board	1996
Stephen F. Diamond(l)(2)(4)	49	Director	2003
Kapi1 K. Nanda(1)(3)(4)	59	Director	1996
William H. Welling(1)(2)(3)(4)	71	Director	1998

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of Nominating Committee
(4)	Independent Director

Bernard T. Marren has served as President and Chief Executive Officer of the Company since May 1998. Mr. Marren was elected as a director in May 1996. He also founded and was the first President of SIA (the Semiconductor Industry Association). Mr. Marren is also a director of several private companies.

Stephen F. Diamond was elected as a director of the Company in September 2003. He is an Associate Professor of Law at the Santa Clara University School of Law where he teaches securities regulation, corporation and international business transactions law. From 1995 to 1999 he was an associate at Wilson Sonsini Goodrich & Rosati where he represented high technology companies including OPTi and investment banks in corporate transactions, including debt and equity offerings, venture capital investments, and intellectual property rights. Mr. Diamond holds a B.A. from the University of California at Berkeley, a Ph.D. from the University of London, and a J.D. from Yale Law School.

Kapil K. Nanda was elected as a director in May 1996. Mr. Nanda is currently President of InfoGain Corporation, a software and development consulting company, which he founded in 1990. Mr. Nanda holds a B.S. in Engineering from the University of Punjab, India, an M.S. in Engineering from the University of Kansas, and an M.B.A. from the University of Southern California.

William H. Welling was elected as a director in August 1998. He is currently Chairman and CEO of @Comm Corporation, a telecommunications software company. In August 2001, @Comm Corporation filed for protection under Chapter 11 of the Federal Bankruptcy Code. Since 1983 he has been Managing Partner of Venture Growth Associates, an investment firm. Mr. Welling also serves as a director on the boards of several private companies.

The Board has determined that Messrs. Diamond, Nanda and Welling are independent directors as defined in Nasdaq Marketplace Rule 4200. (The Company is no longer listed on the Nasdaq National Market)

Vote Required

The four (4) nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law.

MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS

Board Meetings and Committees

During the Last Fiscal Year, the Board of Directors held a total of five (5) meetings. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during the Last Fiscal Year.

The Audit Committee appoints and provides for the compensation of the Company’s independent auditors; oversees and evaluates the work and performance of the independent auditors; reviews the scope of the audit; considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by the Company’s management; approves all professional services to be provided to the Company by its independent auditors; reviews internal accounting procedures and controls with the Company’s financial and accounting staff; oversees a procedure that provides for the receipt, retention and treatment of complaints received by the Company and of confidential and anonymous submissions by employees regarding questionable accounting or auditing matters; and performs related duties as set forth in applicable securities laws, Nasdaq corporate governance guidelines, and the Committee charter. The Audit Committee met four (4) times during the Last Fiscal Year.

The Company’s Board has not determined whether one of the members of its audit committee qualifies as an audit committee financial expert as set forth in Item 401(h) of Regulation S-K of the rules promulgated by the Securities and Exchange Commission. Each of the members of the Company’s audit committee met the standards for audit committee membership set forth in the Nasdaq Marketplace Rules when they were selected for the committee by the Board. (The Company is no longer listed on the Nasdaq National Market). In addition, at least one member of the Audit Committee has past employment experience as a chief executive officer or other senior officer with financial oversight responsibilities which results in the individual’s financial sophistication as set forth in the rules of the Nasdaq Stock Market. In light of the nature of the Company’s business, the Company believes that its audit committee as presently constituted possesses the skills and experience necessary to oversee the work of the Company’s independent auditor and carry out the duties set forth in the Company’s audit committee charter.

The Compensation Committee was established to review and act on matters relating to compensation levels and benefit plans for key executives of the Company, among other things. The Board has determined that all members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market. The Compensation Committee met one (1) time during the Last Fiscal Year.

The Nominating Committee was established to review nominees for election to the Board by the shareholders of the Company. See the section on “Director Nomination” below for procedures the Board has implemented for nominations to the Board. Nominations for election at this 2005 Annual Meeting were determined by OPTi’s full Board. The Board has determined that all members of the Nominating Committee are independent directors under the rules of the Nasdaq Stock Market. The Nominating Committee did not meet during the Last Fiscal Year. The charter for Nominating Committee was attached to the Company’s proxy statement for its 2004 annual meeting.

DIRECTOR NOMINATION

The Board has adopted the following criteria and procedures for reviewing nominations to the Board.

Criteria for Nomination to the Board.

The Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, and that members of the Company’s Audit Committee meet the financial literacy requirements under the rules of the Nasdaq Stock Market. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Shareholder Proposals for Nominees.

The Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Board of Directors c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such shareholder(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Deadline for Receipt of Shareholder Proposals” above.

Process for Identifying and Evaluating Nominees.

The process for identifying and evaluating nominees to the Board of Directors who are not current board members is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Nominating Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Nominating Committee by reviewing the candidates’ biographical information and qualification and checking the candidates’ references, and qualified nominees are interviewed by at least one member of the Nominating Committee. Serious candidates meet with all members of the Board, and using the input from such interviews and the information obtained by the Nominating Committee, the committee evaluates which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that the Board nominate, or elect to fill a vacancy, these final prospective candidates. Candidates recommended by the Nominating Committee are presented to the Board for selection as nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

The Nominating Committee expects that a similar process will be used to evaluate nominees recommended by shareholders. However, to date, the Company has not received any shareholder’s proposal to nominate a director.

Board Nominees for this Annual Meeting.

All of the board nominees are current directors standing for re-election

DIRECTOR COMPENSATION

During the Last Fiscal Year, non-employee members of the Board of Directors were compensated at the rate of $1,000 per Board meeting attended, plus out-of-pocket expenses for attending such meetings.

In addition to the above per-meeting compensation for Board meetings, since January 2004, non-employee members of the Board have received a $5,000 annual fee for their Board service and have been compensated at the rate of $1,000 for each committee meeting attended.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Other than the procedures set forth under “Deadline for Receipt of Shareholder Proposals” and “Shareholder Proposals for Nominees” set forth in the sections above, the Company does not have a general procedure by which shareholders can send communications to the Board. The Company expects to adopt a procedure in the near future. Until such procedures are in place, shareholders may address questions or concerns to the Board of Directors at OPTi’s main business address set forth above. The Company does not have a policy with regard to directors’ attendance at annual meetings. Each of the four persons serving on the Company’s Board attended the Company’s last Annual Meeting.

PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending March 31, 2006.

Ernst & Young LLP has audited the Company’s financial statements for each fiscal year since the Company’s inception. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the Votes Cast will be required to ratify and approve the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2006.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF OPTi FOR THE FISCAL YEAR ENDING MARCH 31, 2006.

OTHER INFORMATION

Executive Officers

The following persons are executive officers of the Company as of the Annual Meeting Record Date:

Name of Nominee	Age	Position with the Company
Bernard T. Marren	69	President, Chief Executive Officer and Chairman of the Board
Michael Mazzoni	42	Chief Financial Officer and Secretary

Bernard T. Marren’s biography is set forth above. See “PROPOSAL NUMBER ONE—Election of Directors.”

Michael Mazzoni has served as Chief Financial Officer since December 2000. Mr. Mazzoni also served with the Company from October 1993 to January 2000. The last two years prior to his departure Mr. Mazzoni served as its Chief Financial Officer. Mr. Mazzoni also currently serves as Chief Financial Officer of Horizon Navigation, Inc., a privately held, car navigation company, and has served in that role since January 2004. Prior to rejoining the Company, Mr. Mazzoni was Chief Financial Officer of Xpeed, Inc., a startup in the Digital Subscriber Line CPE business, from January 2000 to November 2000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file certain reports regarding ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission (the “SEC. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company’s officers, directors and 10% shareholders were complied with.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Except as otherwise indicated, the following nominee table sets forth the beneficial ownership of Common Stock of the Company as of June 30, 2005 by: (i) each present director of the Company; (ii) each of the officers named in the table under the heading “EXECUTIVE COMPENSATION—Summary Compensation Table;” (iii) all current directors and executive officers as a group; and (iv) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its Common Stock. The number and percentage of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days of June 30, 2005 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares, shown as beneficially owned. Unless otherwise indicated, officers and directors can be reached at the Company’s principal executive offices. A total of 11,633,903 shares of the Company’s Common Stock were issued and outstanding as of June 30, 2005.

	Shares Beneficially Owned
Name	Number	Percent
Bernard T. Marren(1)	127,333	1.1%
Michael Mazzoni	—	—
Stephen F. Diamond	—	—
Kapil K. Nanda(2)	26,333	*
William H. Welling(3)	18,333	*
MG Capital Management LLC(4) 1725 Kearny Street, No. 1 San Francisco, CA 94133	1,565,500	13.5%
S. Muio & Co. LLC(5) 509 Madison Ave, Ste 406 New York, NY 10022	1,217,350	10.5
Whitaker Group(6) 23 Beechwood Irvine, CA 92604	1,004,750	8.6%
Raffles Associates, L.P.(7) 450 Seventh Avenue, Ste 509 New York, NY 10123	775,365	6.7%
Dimension Fund Advisors Inc.(8) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	676,253	5.8%
All Directors and Executive Officers as a group (5 persons)(9)	163,999	1.4%

*	Represents less than one percent
(1)	Includes 117,333 shares subject to stock option exercisable as of June 30, 2005 or within sixty (60) days thereafter.
(2)	Includes 22,333 shares subject to stock option exercisable as of June 30, 2005 or within sixty (60) days thereafter.
(3)	Includes 18,333 shares subject to stock option exercisable as of June 30, 2005 or within sixty (60) days thereafter.
(4)	Information on holdings of MG Capital Management is taken from a Schedule 13G/A filed on January 21, 2003. Of the shares listed, 1,529,430 are owned by MGCM Partners, L.P., of which MG Capital Management LLC is the general partner and investment advisor. Marco L. Petroni is the controlling person of MG Capital. MG Capital and Mr. Petroni disclaim beneficial ownership of these shares. The remaining 36,070 shares are owned by Mr. Petroni.
(5)	Information on holdings of S. Muoio & Co LLC is taken from a Form 4 filed on February 13, 2004. The shares listed are held in the accounts of several investment partnerships and investment funds (collectively, the “Investment Vehicles”) for which S. Muoio & Co. LLC (“SMC”) serves as either general partner or investment manager. Salvatore Muoio is the managing member of SMC. SMC and Mr. Muoio may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of SMC’s position as general partner or investment manager of the Investment Vehicles and Mr. Muoio’s status as the managing member of SMC.
(6)	Information on holdings of Whitaker group is taken from a Schedule 13D filed on August 11, 2003. Of the shares listed, 842,750 are held by Don C. Whitaker, 87,000 are held by Don C. Whitaker, Jr., and 75,000 are held by Don C. Whitaker, Inc.
(7)	Information on holdings of Raffles Associates L.P. is taken from a Schedule 13G filed on February 10, 2004. Raffles Capital Advisors LLC is the General Partner of Raffles Associates, L.P. and Paul H. O’Leary is the Managing Member of Raffles Capital Advisors LLC.
(8)	Information on holdings of Dimensional Fund Advisors is taken from a Schedule 13G/A filed on February 9, 2005. The shares listed are owned by advisory clients of Dimensional Fund Advisors. Dimensional Fund Advisors disclaims beneficial ownership of the shares listed. Michael T. Scardina is Vice President and Chief Financial Officer of Dimensional Fund.
(9)	Includes shares pursuant to notes (1), (2) and (3).

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid by the Company for services rendered during fiscal years 2005, 2004 and 2003 to Bernard T. Marren and Michael Mazzoni (the “Named Officers”). The table lists the principal position held by each Named Officer in the Last Fiscal Year.

Name	Fiscal Year	Annual Compensation					Long-Term Compensation Awards Options (#)	All Other Compensation
		Salary ($)		Bonus ($)
Bernard T. Marren President and Chief Executive Officer	2005 2004 2003	$ $	120,000 90,000 157,500	$	— — 250,000	(1)	— — —	$ $ $	6,500 6,750 1,844	(3) (3) (3)

Michael Mazzoni Chief Financial Officer	2005 2004 2003		78,030 59,810 102,047		— — 165,000	(2)	— — —	$ $ $	— — 2,687	(3)

(1)	Mr. Marren received compensation in the amount of $150,000 as severance due to his termination as a full-time employee as of September 30, 2002.
(2)	Mr. Mazzoni received compensation in the amount of $150,000 as severance due to his termination as a full-time employee as of September 30, 2002.
(3)	These amounts are related to the 50% company match on 401K contributions.

Option Grants in Last Fiscal Year

The Company did not grant stock options to any of the Named Officers during fiscal year 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

None of the Named Officers exercised any options during fiscal year 2005. The following table provides information with respect to the value of the Named Officers’ unexercised options at June 30, 2005.

Name	Shares Acq. Exer.	Values Realized	Total Number of Unexercised Options at Fiscal Year End (#)		Total Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bernard T. Marren	—	—	117,333	—	—	—
Michael Mazzoni	—	—	—	—	—	—

(1)	Market value of the underlying securities based on the closing price of the Company’s Common Stock on June 30, 2005 on the Nasdaq National Market, minus the exercise price.

Employment Agreements and Severance Arrangements

The Board of Directors has approved compensation arrangements for Mr. Marren and Mr. Mazzoni. Mr. Marren and Mr. Mazzoni are to receive a percentage of all monies returned to the shareholders of the Company. The compensation ranges from 5% for the first $10 million, 4% for any amount between $10 million and $20 million, 3% for any amount between $20 million and $30 million, 2% for any amount between $30 million and $40 million and 1% for any amount over $40 million.

There are no employment agreements with the executive officers beyond the compensation arrangements.

Compensation Committee Interlocks and Insider Participation

During the Last Fiscal Year the members of the Compensation Committee were Messrs. Nanda and Welling. There were no reportable compensation committee or director interlocks or insider participation during that period.

Certain Transactions

The Company’s policy is that it will not enter into transactions with directors, officers or affiliates unless such transactions are (i) approved by a majority of the Company’s independent disinterested directors, (ii) may reasonably be expected to benefit the Company, and (iii) will be on terms no less favorable to the Company than could be obtained in arm’s length transactions with unaffiliated third parties.

The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by California law.

REPORT OF COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company’s employee stock benefit plans. The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the “Executive Officers”) should be influenced to a very significant extent by the Company’s business performance. The Committee establishes the salaries of all of the Executive officers by considering various factors, including the progress of the Company in executing on its business plan to focus the Company’s efforts on pursuit of licenses and patent claims related to infringement of the Company’s intellectual property position.

The compensation package for the Company’s Chief Executive Officer, Bernard T. Marren and its Chief Financial Officer, Michael Mazzoni, includes two elements: (i) base salary and (ii) performance bonus. The base salary was determined based upon Mr. Marren’s and Mr. Mazzoni’s leading roles and contributions to the Company’s pursuit of revenues from companies that OPTi believes may be infringing its intellectual property. The Committee established the performance bonus element to relate directly to Mr. Marren and Mr. Mazzoni’s performance together in returning proceeds that may be realized from the Company’s patent claims to shareholders by setting the performance bonus as a percentage of the amounts distributed to shareholders. The Committee believes that this arrangement allows the Company to conserve cash while aligning the incentives of Messrs. Marren and Mazzoni directly with the interests of the Company’s shareholders.

The Company may also confer other benefits or bonuses to officers and directors of OPTi in recognition of their services to OPTi based on the performance of such officers, and directors, including the success that OPTi may have in its pursuit of pursuit of licenses and patent claims related to infringement of the Company’s intellectual property position.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Stephen F. Diamond

William H. Welling

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements of the Company, oversee the independence of the Company’s independent auditors, and appoint and provide for the compensation of the independent auditors and to evaluate the performance of the independent auditors. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

Management has the primary responsibility for the system of internal control and the financial reporting process. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with Company management;

•	discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement of Auditing Standards No. 90, “Audit Committee Communications”;

•	reviewed the written disclosures and the letter from Ernst & Young LLP, required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors their independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2005 Annual Report on Form 10-K for the fiscal year ended March 31, 2005, filed with the Securities and Exchange Commission; and

•	instructed the independent auditors that the Committee expects to be advised if there are any subjects that require special attention

AUDIT COMMITTEE

Kapil Nanda

William Welling

Stephen F. Diamond

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP has audited the Company’s consolidated financial statements since the Company’s inception. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit.

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by OPTi Inc. for the audit and other services provided by our auditors Ernst & Young LLP for fiscal year 2005 and 2004:

	2005	2004
Audit Fees(1)	$121,000	$123,500
Audit Related Fees	—	—
Tax Fees(2)	26,680	26,680
All Other Fees	—	—

Total	$147,680	$150,180

(1)	Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, and advice on accounting matters that arose during the audit.
(2)	Tax fees consisted primarily of income tax compliance and related services.

During fiscal 2005 and 2004, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

It is the responsibility of the Audit Committee to approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the Rules and Regulations of the SEC, all professional services, to be provided to the Company by its independent registered public accounting firm, provided that the Audit Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption.

It is the policy of the Company that the Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, consistent with the criteria set forth in the Audit Committee Charter and applicable laws and regulations. The Committee may delegate to a member of the committee the authority to pre-approve such services, provided that the member shall report any decision on his part to pre-approve such services to the full Audit Committee at its next regular meeting. These services may include audit services, audit-related services, tax services, and other services. The independent registered public accounting firm and Company management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm pursuant to any such pre-approval.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, from March 31, 2000 through the Last Fiscal Year end (March 31, 2005) for OPTi Inc., the CRSP Index for Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Index”) and the CRSP Index for Nasdaq Electronic Components Stocks (the “Nasdaq Electronic Components Index”). The graph assumes a $100 investment made at the beginning of the respective period and reinvestment of all dividends in the Nasdaq Index and the Nasdaq Electronic Components Index. Note that historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for

OPTi Inc.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares of stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

FOR THE BOARD OF DIRECTORS

/s/    MICHAEL MAZZONI

Michael Mazzoni

Secretary

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

OPTi Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of OPTi Inc. (the “Company”), hereby appoints Bernard T. Marren and Michael Mazzoni and each of them, with power of substitution to each true and lawful attorneys, agents, and proxyholders of the undersigned and hereby authorizes them to represent and vote, as specified herein, all shares of common stock of the Company to be held of record by the undersigned on July 22, 2005 at the Annual Meeting of Shareholders of the Company to be held on August 30, 2005 at 10:00 a.m., local time, at the offices of Heller Ehrman White & McAuliffe LLP at 275 Middlefield Road, Menlo Park, CA 94025 and any adjournments or postponement thereof.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposal 1 and 2. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated August 1, 2005.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE RE-ELECTION OF 4 DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS OF OPTi FOR THE FISCAL YEAR ENDING MARCH 31, 2006; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROPOSAL 1—Election of Directors

FOR all nominees listed below

WITHHOLD authority to vote for all nominees listed below

Please mark votes as in this example

FOR

AGAINST

ABSTAIN

PROPOSAL 2—To ratify the appointment of Ernst & Young LLP as independent accountants of OPTi Inc. for the fiscal year ending March 31, 2006.

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below: Bernard T. Marren Stephen F. Diamond Kapil K. Nanda William H. Welling Our Board of Directors unanimously recommends a vote for each of the nominees named above

Our Board of Directors unanimously recommends a vote for the approval of Proposal 2 and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature

Date

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)